April 3, 2008

Rubicon Financial Incorporated
19200 Von Karman Ave., Suite 350
Irvine, California 92612

Re: Lock-Up of Shares of Common Stock

Gentlemen:

I am the former President of Rubicon Real Estate & Mortgage, Inc., a California corporation (“RREM”). I hold 284,000 shares of Common Stock in Rubicon Financial Incorporated (“Rubicon”), a Delaware corporation and parent company to RREM, represented by certificate number 6697 (the “Common Stock”).

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I hereby agree that, during the period beginning on the date hereof and continuing to and including the period set forth in the amortization schedule for my loan set forth on Addendum A hereto (the “Lock-Up Period”), I irrevocably agree that I will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of the Common Stock.

I understand and acknowledge that the foregoing restriction is expressly agreed to preclude me from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to, or result in, a sale or disposition of the Common Stock even if such shares would be disposed of by someone other than me. Such prohibited hedging or other transactions would include without limitation any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

Notwithstanding the foregoing, I understand that I may transfer the Common Stock (i) as a bona fide gift or gifts, or by will or intestacy, provided that the transferee or transferees thereof agree to be bound by the restrictions set forth herein, (ii) to any trust for my direct or indirect benefit or my immediate family, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Rubicon. For purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. I now have, and except as contemplated above, for the duration of the Lock-Up Period will have, good and marketable title to the Common Stock, free and clear of all liens, encumbrances and claims whatsoever. I also agree and consents to the entry of stop transfer instructions with Rubicon’s transfer agent and registrar against the transfer of the Common Stock except in compliance with the foregoing restrictions.

Rubicon-Newman Lock-up
April 3, 2008

I further understand that this lock-up agreement is irrevocable and shall be binding upon my heirs, legal representatives, successors and assigns.

Lastly, I forever waive and release any and all claims, liens, charges, or encumbrances of any kind whatsoever (collectively, the “Claims”) against Rubicon and RREM and any of their respective directors, officers, employees, agents, subsidiaries and/or affiliates including, without limitation, any Claims related to the termination of my employment agreement, my resignation as president of RREM, or otherwise in connection with any agreement, arrangement or understanding, actual or alleged, between me, RREM and Rubicon from now until the end of the world, provided, however, that the foregoing waiver and release shall neither apply to nor affect my rights and obligations with respect to the Common Stock to be held by me subject to the terms of the lock-up described above. Upon reasonable request by Rubicon or RREM, I agree to execute any acknowledgement of the foregoing waiver and release in form reasonably satisfactory to counsel for Rubicon.

Very truly yours,

/s/ Joel Newman
Joel Newman

Date: 4/11/08

Accepted and Acknowledged:

Rubicon Financial Incorporated

By:	/s/ Joseph Mangiapane, Jr
Joseph Mangiapane, Jr., CEO

Dated: 4/11/08